As filed with the Securities and Exchange Commission on __________, 2003

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                DCAP GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   36-2476480
                      (I.R.S. Employer Identification No.)

                     1158 Broadway, Hewlett, New York 11557
                    (Address of Principal Executive Offices)


                             1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                                 Barry Goldstein
                             Chief Executive Officer
                                DCAP Group, Inc.
                                  1158 Broadway
                             Hewlett, New York 11557
                            Telephone: (516) 374-7600
                           Telecopier: (516) 295-7216
            (Name, Address and Telephone Number of Agent For Service)

                  Copies of all communications and notices to:
                               Fred Skolnik, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111


                         CALCULATION OF REGISTRATION FEE

                                                         Proposed               Proposed
    Title of                                             Maximum                Maximum
 of Securities                    Amount                Offering               Aggregate               Amount of
     To Be                         To Be                  Price                Offering              Registration
  Registered                     Registered             Per Share                 Price                   Fee

Common Shares
 (par value $.01
 per share)                     1,000,000(1)              $.25(1)               $250,000                 $20.23
--------------------------- ---------------------  --------------------- ---------------------- ------------------------
Common Shares
 (par value $.01
 per share)                     1,450,000(1)              $.30(1)               $435,000                 $35.19
--------------------------- ---------------------  --------------------- ---------------------- ------------------------
Common Shares
 (par value $.01
 per share)                      450,000(1)              $2.69(1)              $1,210,500                $97.93
--------------------------- ---------------------  --------------------- ---------------------- ------------------------
Common Shares
 (par value $.01
 per share)                      850,000(2)               $.45(3)               $382,500                 $30.94
--------------------------- ---------------------  --------------------- ---------------------- ------------------------
                                                                         Total                          $184.29
=========================== =====================  ===================== ====================== ========================

(1) Represents Common Shares reserved for issuance under the Registrant's 1998 Stock Option Plan (the "Plan") pursuant to outstanding options at the exercise prices noted.

(2) Represents Common Shares reserved for issuance under the Plan otherwise than pursuant to outstanding options.

(3) Represents the average of the high and low prices of the Registrant's Common Shares on March 21, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) Annual Report on Form 10-KSB for the year ended December 31, 2002.

     (b) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 0-15362).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain legal matters in connection with the offering of securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

Item 6.  Indemnification of Directors and Officers

     Article TWELFTH of the Registrant's Restated Certificate of Incorporation eliminates, absent fraud, the personal liability of directors to the Registrant, stockholders or creditors thereof, or any other persons, in connection with losses incurred by the Registrant under or by reason of any contract or business transaction between a director and the Registrant, nor shall a director be accountable for any gains or profits realized thereon.

     Article THIRTEENTH of the Registrant's Restated Certificate of Incorporation provides that each director and each officer now or hereafter serving the Registrant or, at the request of the Registrant, any other corporation in which the Registrant has an interest as stockholder or creditor, and his heirs, executors and administrators, shall be indemnified and held harmless by the

Registrant from and against all costs, expenses and liabilities, including but not limited to counsel fees and amounts of judgments and amounts paid in settlement, which may be imposed upon or incurred by him in connection with or resulting from any claim made against him or any action, suit or proceeding in which he may be involved, by reason of his being or having been a director or officer of the Registrant or any of such other corporation, whether or not he continues to be a director or officer at the time such costs, expenses and liabilities are imposed or incurred; provided, however, that no such director or officer shall be so indemnified (a) with respect to any matter as to which he shall, in any such action, suit or proceeding, be finally adjudged to be liable for misconduct in the performance of his duties as a director or officer, or (b) in the event of a settlement of any such claim, action, suit or proceeding unless (i) such settlement shall, with knowledge of the indemnification provided for hereby, be approved by the court having jurisdiction of such claim, action, suit or proceeding or (ii) such settlement shall have been made upon the written opinion of independent legal counsel, selected by or in a manner determined by the board of directors of the corporation, to the effect that there is no reasonable ground of liability for misconduct on the part of such director or officer and that the entire cost of such settlement will not substantially exceed the estimated cost of defending such claim, action, suit or proceeding to a final conclusion. The Registrant's Restated Certificate of Incorporation also states that the foregoing rights of indemnification shall be in addition to any other rights to which such director or officer may otherwise be entitled as a matter of law.

     Article FIFTEENTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director except for liability of a director (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Registrant has included in its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Registrant's by-laws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require the Registrant, to the extent permitted by law, to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed

     Not applicable.

Item 8.    Exhibits

                  5        Opinion of Certilman Balin Adler & Hyman LLP as to
                           the legality of the Common Shares reserved for
                           issuance under the Registrant's 1998 Stock Option
                           Plan
                  23.1     Consent of Holtz Rubenstein & Co., LLP.
                  23.2     Consent of Certilman Balin Adler & Hyman, LLP
                           (included in the opinion filed as Exhibit 5 hereto)
                  24       Powers of Attorney (included in signature page
                           forming a part hereof)
                  99       1998 Stock Option Plan(1)
--------------------------

         (1) Denotes document filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 and incorporated herein by reference.

Item 9.    Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hewlett, State of New York, on the 25th day of March, 2003.

                                           DCAP GROUP, INC.

                                           By: /s/ Barry B. Goldstein
                                               ----------------------
                                               Barry B. Goldstein
                                               Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Barry B. Goldstein with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Capacity                          Date

/s/ Barry B. Goldstein               President, Chairman of the Board,    March 25, 2003
-------------------------            Chief Executive Officer, Chief
Barry B. Goldstein                   Financial Officer and Director
                                     (Principal Executive, Financial
                                     and Accounting Officer)

/s/ Morton L. Certilman              Secretary and Director               March 25, 2003
-----------------------
Morton L. Certilman


/s/ Jay M. Haft                      Director                             March 25, 2003
---------------
Jay M. Haft


                                     Director
---------------------
Robert M. Wallach




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